TheStreet Reports First Quarter 2011 Results

Marketing Services Revenue Increased 19% Year-Over-Year
Premium Services Bookings Increased 15% Year-Over-Year

NEW YORK (May 5, 2011) – TheStreet (NASDAQ: TST), a leading digital financial media company, today reported financial results for the first quarter of 2011.  The Company reported revenue of $14.1 million, a net loss of $(2.6) million and Adjusted EBITDA(1) of $(0.5) million for the quarter.

“We are pleased to start the year on such strong footing, with Marketing Services  revenue up 19% year-over-year and Premium Services bookings up 15% year-over-year,” said Daryl Otte, the Company’s Chief Executive Officer.  “We feel these results are a validation of our decision in 2010 to make significant investments in our business to support its growth and build long-term value.

“Our advertising sales pipeline remains solid, thanks both to the strong results we achieved at the end of last year in the annual ‘upfront’ sales cycle with our core advertisers, and to the efforts of our experienced direct sales teams to expand into non-endemic advertising categories.  We continue to focus on growing the size of audience and volume of traffic for our network, while maintaining the quality of both, and are pleased with the progress being made.

“We also have continued to expand the quality and scope of our Premium Services offerings.  Subscription counts are at a three-year high, following sequential growth in seven out of the last eight quarters.  Moreover, our monthly churn rate continues to improve, reaching a two-year low of 3.4%.  We are very proud of the consistency of improvement in our largest line of business and feel it is a direct result of investments we made in recent quarters in upgrading our team, our technology and our services,” said Mr. Otte.

Financial Highlights of First Quarter 2011

The Company’s ongoing businesses(2) recorded revenue of $14.1 million in the first quarter of 2011, an increase of 7% as compared to the first quarter of 2010.  Including revenue from the Company’s former businesses(2), the Company’s revenue increased 5% in the first quarter as compared to the 2010 period.

•	Marketing Services revenue was $4.5 million in the first quarter of 2011, an increase of 19% compared to the prior year period.

•	Average monthly unique visitors to the Company’s network of sites for the first quarter of 2011, as measured internally, were up over 30% as compared to the prior year period.

•	Premium Services bookings increased 15% in the first quarter of 2011 as compared to the prior year period.

•
Premium Services revenue from ongoing businesses was $9.6 million in the first quarter of 2011, an increase of 2% compared to the prior year period.  As the majority of the Company’s Premium Services products are sold on an annual subscription basis, Premium Services revenue is largely a function of prior period bookings.

•	The average number of paid subscriptions reached 92,228 in the first quarter of 2011, compared to an average of 86,541 in the first quarter of 2010, an increase of 7%.

•	Churn declined to 3.4% in the first quarter of 2011, compared to 3.8% in the first quarter of 2010 and 3.6% in the fourth quarter of 2010.

Operating expenses for the Company’s ongoing businesses in the first quarter of 2011 were $17.0 million, an increase of 15% as compared to the prior year period.  The increase in operating expenses for the Company’s ongoing businesses is primarily a result of a $1.2 million increase in sales and marketing expense, a $0.8 million increase in cost of services expense, and a $0.6 million increase in depreciation and amortization, in the first quarter of 2011 as compared to the 2010 period.  General and administrative expenses related to the Company’s ongoing businesses decreased $0.4 million in the quarter as compared to the prior year period.  On a sequential basis, operating expenses increased 2%, as the Company’s previously-discussed program of investment that commenced during the second quarter of 2010 had largely reached maturity by year-end.

The Company had a net loss of $(2.6) million in the first quarter of 2011 from its ongoing businesses, as compared to a net loss of $(1.4) million from such ongoing businesses in the prior year period.  Including the former businesses, the Company reported a net loss of $(2.6) million in the first quarter of 2011 as compared to a net loss of $(1.4) million in the 2010 period.  The Company reported basic and diluted net loss per share attributable to common stockholders of $(0.09) and $(0.09), respectively, in the first quarter of 2011, as compared with $(0.05) and $(0.05), respectively, in the prior year period.  Adjusted EBITDA for the Company’s ongoing businesses was $(0.5) million in the first quarter of 2011, as compared to $0.6 million in the prior year period.

The Company ended the quarter with cash and cash equivalents, restricted cash and marketable securities of $75.5 million, a decrease of $3.0 million as compared to December 31, 2010.  The decrease was primarily the result of a $4.3 million reduction of aggregate accrued expenses and accounts payable, including the payment of annual cash incentives for 2010 and a decline in days payable outstanding, offset in part by an increase in deferred revenue.  Capital expenditures were $0.5 million for the quarter.

The Company notes that at its upcoming annual meeting of stockholders on May 26, stockholders are being asked to approve the change of the Company’s name to TheStreet, Inc.  This change would be a further step in the recent refreshing of the Company’s brand and corporate identity, which has included the introduction of a distinctive, modern graphic identity system and logo designed with the help of a top brand consultant, and a change of the Company’s ticker symbol and corporate web address.

Conference Call Information

TheStreet will announce its financial results for the first quarter ended March 31, 2011, today, at 4:30 p.m.  EDT.

To participate in the call, please dial 800-215-2410 (domestic) or 617-597-5410 (international).  The passcode for the call is 31074304.  This call is being webcast and can be accessed on the Investor Relations section of TheStreet website at www.t.st.

An audio replay of the conference call also will be available approximately two hours after the conclusion of the call.  The audio replay will remain available until Thursday, May 12, 2011 at 7:30 p.m.  EDT and can be accessed by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering the replay passcode 41246923.  A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About TheStreet
TheStreet.com, Inc. is a leading digital financial media company that distributes its content through online, social media, tablet and mobile channels.  The Company’s brands include: TheStreet, RealMoney Silver, Stockpickr, Action Alerts PLUS, Options Profits, ETF Profits, MainStreet and Rate-Watch.  For more information on TheStreet’s business, visit www.t.st.  For financial and business news, actionable trading ideas, stock quotes and more, visit TheStreet.com via your web browser, follow TheStreet on Facebook and Twitter, visit TheStreet.mobi from your mobile device and access TheStreet through all major tablet platforms.

(1) To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), TheStreet.com, Inc.  uses non-GAAP measures of certain components of financial performance, including “EBITDA” and “Adjusted EBITDA”.  EBITDA is adjusted from results based on GAAP to exclude interest, income taxes, depreciation and amortization.  This non-GAAP measure is provided to enhance investors’ overall understanding of the Company’s current financial performance and its prospects for the future.  Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company’s business and provide an indication of the Company’s ability to service debt and fund capital expenditures.  EBITDA eliminates the uneven effect of considerable amounts of noncash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations.  Adjusted EBITDA further eliminates the impact of noncash stock compensation and impairment expenses, restructuring charges and other non-standard one-time charges.  A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses.  Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels.  The Company believes that this non-GAAP financial measure is an important indicator of the Company’s financial results because it gives investors a view of the Company’s ability to generate cash.

The above information with respect to the Company’s ongoing businesses is presented as a non-GAAP measure for illustrative purposes regarding the exclusion of the former businesses.  These excluded results are not meant to represent a reflection of the operating activities of the divested B&I Business (defined below) as if on a fully stand-alone basis.  The B&I Business  historically was not considered an operating segment and management did not measure and maintain certain separate discrete financial information, including cash flows, for the B&I Business.

The above measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  The non-GAAP measure included in this press release has been reconciled to the nearest GAAP measure.

(2) The Company’s ongoing businesses exclude (i) the banking and insurance ratings business (“B&I Business”) of TheStreet Ratings, which the Company divested in May 2010; and (ii) revenue derived from the global research legal settlement that expired in July 2009 (collectively, the “former businesses”).

All statements contained in this press release other than statements of historical facts are deemed forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties, including those described in the Company’s filings with the Securities and Exchange Commission, that could cause actual results to differ materially from those reflected in the forward-looking statements.  All forward-looking statements contained herein are made as of the date of this press release.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences.  The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts:
Thomas Etergino
Executive Vice President, Chief Financial Officer
TheStreet.com, Inc.
212-321-5234
ir@thestreet.com

Paul Cox or Erica Mannion
Investor Relations
Sapphire Investor Relations, LLC
212-766-1800 Ext.  204
ir@thestreet.com

THESTREET.COM, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	March 31, 2011	December 31, 2010
Current Assets:
Cash and cash equivalents	$21,535,579	$20,089,660
Accounts receivable, net of allowance for doubtful
accounts of $246,063 at March 31, 2011 and $238,228 at
December 31, 2010	6,555,427	6,623,261
Marketable securities	30,425,611	26,502,945
Other receivables	599,099	663,968
Prepaid expenses and other current assets	1,860,932	1,785,007
Total current assets	60,976,648	55,664,841

Property and equipment, net of accumulated depreciation
and amortization of $14,055,066 at March 31, 2011
and $12,845,359 at December 31, 2010	10,168,978	10,887,732
Marketable securities	21,896,799	30,302,428
Other assets	244,559	243,611
Goodwill	24,057,616	24,057,616
Other intangibles, net	6,322,546	6,725,462
Restricted cash	1,660,370	1,660,370
Total assets	$125,327,516	$129,542,060

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,108,951	$2,455,894
Accrued expenses	4,992,818	8,239,064
Deferred revenue	19,915,459	17,431,381
Other current liabilities	207,481	184,328
Liabilities of discontinued operations	1,230	1,871
Total current liabilities	26,225,939	28,312,538
Deferred tax liability	288,000	288,000
Other liabilities	4,066,922	2,948,181
Total liabilities	30,580,861	31,548,719

Stockholders' Equity:
Preferred stock; $0.01 par value; 10,000,000 shares
authorized; 5,500 shares issued and 5,500 shares
outstanding at March 31, 2011 and December 31, 2010;
the aggregate liquidation preference totals $55,000,000 as of
March 31, 2011 and December 31, 2010	55	55
Common stock; $0.01 par value; 100,000,000 shares
authorized; 38,108,171 shares issued and 31,915,555
shares outstanding at March 31, 2011, and 37,775,381
shares issued and 31,667,600 shares outstanding at
December 31, 2010	381,082	377,754
Additional paid-in capital	270,403,889	270,644,658
Accumulated other comprehensive income	197,643	331,311
Treasury stock at cost; 6,192,616 shares at March 31, 2011
and 6,107,781 shares at December 31, 2010	(10,712,371)	(10,478,838)
Accumulated deficit	(165,523,643)	(162,881,599)
Total stockholders' equity	94,746,655	97,993,341

Total liabilities and stockholders' equity	$125,327,516	$129,542,060

THESTREET.COM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2011	2010
Net revenue:
Premium services	$9,609,501	$9,694,582
Marketing services	4,511,380	3,805,775
Total net revenue	14,120,881	13,500,357

Operating expense:
Cost of services	6,959,048	6,369,662
Sales and marketing	4,370,773	3,245,557
General and administrative	4,008,666	4,436,275
Depreciation and amortization	1,620,849	1,044,433
Total operating expense	16,959,336	15,095,927
Operating loss	(2,838,455)	(1,595,570)
Net interest income	198,027	176,595
Other income	-	20,374
Loss from continuing operations before income taxes	(2,640,428)	(1,398,601)
Provision for income taxes	-	-
Loss from continuing operations	(2,640,428)	(1,398,601)
Discontinued operations:
Loss from discontinued operations	(1,616)	(18,943)
Net loss	(2,642,044)	(1,417,544)
Preferred stock cash dividends	96,424	96,424
Net loss attributable to common stockholders	$(2,738,468)	$(1,513,968)

Basic and diluted net loss per share:
Loss from continuing operations	$(0.09)	$(0.05)
Loss from discontinued operations	(0.00)	(0.00)
Net loss	(0.09)	(0.05)
Preferred stock dividends	(0.00)	(0.00)
Net loss attributable to common stockholders	$(0.09)	$(0.05)

Weighted average basic and diluted shares outstanding	31,880,600	31,496,139

THESTREET.COM, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2011	2010
Cash Flows from Operating Activities:
Net loss	$(2,642,044)	$(1,417,544)
Loss from discontinued operations	1,616	18,943
Loss from continuing operations	(2,640,428)	(1,398,601)
Adjustments to reconcile loss from continuing operations
to net cash (used in) provided by operating activities:
Stock-based compensation expense	721,115	591,191
Provision for doubtful accounts	53,142	(41,295)
Depreciation and amortization	1,620,849	1,044,433
Deferred rent	335,737	343,913
Gain on disposal of equipment	-	(20,600)
Changes in operating assets and liabilities:
Accounts receivable	(17,429)	1,395,804
Other receivables	96,990	8,619
Prepaid expenses and other current assets	(75,925)	(74,679)
Other assets	(9,173)	-
Accounts payable	(1,346,943)	(54,174)
Accrued expenses	(2,925,746)	(2,856,383)
Deferred revenue	2,947,216	1,519,370
Other current liabilities	22,519	(3,439)
Other liabilities	-	15,167
Net cash (used in) provided by continuing operations	(1,218,076)	469,326
Net cash used in discontinued operations	(2,257)	(18,630)
Net cash (used in) provided by operating activities	(1,220,333)	450,696
Cash Flows from Investing Activities:
Purchase of marketable securities	(9,172,053)	(35,800,533)
Sale of marketable securities	13,521,347	4,431,838
Capital expenditures	(490,953)	(423,367)
Proceeds from the sale of fixed assets	-	22,500
Net cash provided by (used in) investing activities	3,858,341	(31,769,562)

Cash Flows from Financing Activities:
Cash dividends paid on common stock	(862,132)	(837,327)
Cash dividends paid on preferred stock	(96,424)	(96,424)
Purchase of treasury stock	(233,533)	(54,309)
Net cash used in financing activities	(1,192,089)	(988,060)
Net increase (decrease) in cash and cash equivalents	1,445,919	(32,306,926)
Cash and cash equivalents, beginning of period	20,089,660	60,542,494
Cash and cash equivalents, end of period	$21,535,579	$28,235,568

Supplemental disclosures of cash flow information:

Cash payments made for interest	$-	$1,478
Cash payments made for income taxes	$-	$-

THESTREET.COM, INC.
SCHEDULE OF PRO FORMA ADJUSTMENTS AND RECONCILIATION TO ADJUSTED EBITDA

	For the Three Months Ended March 31, 2011			For the Three Months Ended March 31, 2010
	As Reported	Pro Forma Adjustments	Pro Forma Results	As Reported	Pro Forma Adjustments	Pro Forma Results
Net revenue:
Premium services	$9,609,501	$2,000	$9,607,501	$9,694,582	$265,305	$9,429,277
Marketing services	4,511,380	-	4,511,380	3,805,775	-	3,805,775
Total net revenue	14,120,881	2,000	14,118,881	13,500,357	265,305	13,235,052
Operating expense:
Cost of services	6,959,048	-	6,959,048	6,369,662	245,687	6,123,975
Sales and marketing	4,370,773	-	4,370,773	3,245,557	28,613	3,216,944
General and administrative	4,008,666	-	4,008,666	4,436,275	16,837	4,419,438
Depreciation and amortization	1,620,849	-	1,620,849	1,044,433	-	1,044,433
Total operating expense	16,959,336	-	16,959,336	15,095,927	291,137	14,804,790
Operating loss	$(2,838,455)	$2,000	$(2,840,455)	$(1,595,570)	$(25,832)	$(1,569,738)

Net loss	$(2,642,044)	$2,000	$(2,644,044)	$(1,417,544)	$(25,832)	$(1,391,712)

Net loss	$(2,642,044)	$2,000	$(2,644,044)	$(1,417,544)	$(25,832)	$(1,391,712)
Net interest income	(198,027)	-	(198,027)	(176,595)	-	(176,595)
Depreciation and amortization	1,620,849	-	1,620,849	1,044,433	-	1,044,433
EBITDA	(1,219,222)	2,000	(1,221,222)	(549,706)	(25,832)	(523,874)
Noncash compensation	721,115	-	721,115	591,191	-	591,191
Other income	-	-	-	(20,374)	-	(20,374)
Transaction related costs	20,000	-	20,000	544,911	-	544,911
Adjusted EBITDA	$(478,107)	$2,000	$(480,107)	$566,022	$(25,832)	$591,854

Note: Pro forma adjustments for 2011 exclude TheStreet Ratings revenue from global research. Pro forma adjustments for 2010 also exclude the Company's May 2010 divestiture of our Banking and Insurance Ratings product line.